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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       QUICKTURN DESIGN SYSTEMS, INC.
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CONTACTS:

QUICKTURN DESIGN SYSTEMS, INC.          ABERNATHY MACGREGOR FRANK
  Ray Ostby                               Pauline Yoshihashi
  (408) 914-6000                          (213) 630-6550
  Matt Sherman
  (212) 371-5999

FOR IMMEDIATE RELEASE

          QUICKTURN DESIGN SYSTEMS SETS SPECIAL STOCKHOLDERS MEETING

SAN JOSE, CALIF. -- OCTOBER 1, 1998 -- Quickturn Design Systems, Inc. (Nasdaq:
QKTN) announced today that Quickturn's Board of Directors has set record and meeting dates for a special stockholders meeting in accordance with the Company's Bylaws. The record date is set for Tuesday, November 10, 1998 and the meeting date is set for Friday, January 8, 1999. This meeting will only occur if the United States District Court approves the propriety of solicitations by Mentor Graphics Corporation (Nasdaq: MENT). The agent designations solicited by Mentor requesting a special stockholders meeting were recently determined valid by Quickturn's Board of Directors based upon a report by an independent inspector of election, CT Corporation System.

  As previously announced, Quickturn has filed counterclaims against Mentor and its wholly owned subsidiary, MGZ Corporation, in the United States District Court for the District of Delaware. Quickturn alleges that Mentor's solicitation of agent designations and Schedule 14D-1 filed with the Securities and Exchange Commission are false and misleading. In addition, Quickturn alleges, among other things, that Mentor fails to disclose in these filings the substantial value of Quickturn's patent portfolio and the full impact on Mentor of the adverse rulings in its various patent litigations with Quickturn. Quickturn is seeking, among other things, injunctive relief to prevent Mentor from the continued execution of its solicitations and to protect Quickturn and its stockholders from Mentor's attempt to acquire Quickturn in a manner that violates federal securities laws.

  Quickturn continues to urge its stockholders not to tender their shares to Mentor's offer, which Quickturn's Board of Directors has rejected as inadequate. The Board believes that Quickturn will generate substantial returns for its stockholders over the next two years and thereafter.

  Quickturn Design Systems, Inc. is the leading provider of verification products and time-to-market engineering (TtMETM) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered at 55 W. Trimble Road, San Jose, CA 95131-1013; Telephone: 408/914-6000. For more information, visit the Quickturn Web site at www.quickturn.com or send e-mail to info@quickturn.com.